UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 4, 2014

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On August 5, 2014, Premier, Inc. (“Premier”) announced that its wholly-owned subsidiary, Premier Healthcare Solutions, Inc. (“PHSI”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) dated as of August 4, 2014 with Hospira, Inc. (“Hospira”), pursuant to which PHSI has agreed to purchase all the outstanding shares of capital stock of TheraDoc, Inc. (“TheraDoc”), a wholly-owned subsidiary of Hospira.

The aggregate cash purchase price is $117.0 million and will be adjusted, on a dollar-for-dollar basis (i) upward or downward, as the case may be, to the extent working capital at closing is less than or greater than $0, (ii) upward or downward, as the case may be, to reflect the actual cash and cash equivalents of TheraDoc at closing and (iii) upward or downward, as the case may be, to reflect the actual indebtedness of TheraDoc at closing. Prior to closing, Hospira will settle all intercompany accounts among Hospira and its affiliates and TheraDoc. Premier expects to fund the acquisition with available cash on hand.

Founded in 1999 by a group of clinicians and medical informatics experts, TheraDoc, Inc. is a leading provider of electronic clinical surveillance to healthcare organizations across the country. TheraDoc offers a suite of software applications bringing together disparate data from a hospital’s source systems, helping alert clinicians to potential risks, and empowering them with knowledge to improve clinical outcomes, lower costs, and strengthen regulatory compliance.

The transaction does not require the approval of Premier or Hospira’s shareholders and is not conditioned on receipt of financing by Premier or PHSI. The acquisition is anticipated to close during Premier’s 2015 first fiscal quarter ended September 30, 2014, subject to the satisfaction of certain customary closing conditions. The Stock Purchase Agreement contains customary closing conditions for a transaction of this type, including obtaining applicable antitrust approvals (which have been obtained), the execution of a customary transition services agreement, the accuracy of representations and warranties, and the absence of any events occurring after the date of the agreement that would have or be reasonably expected to have a material adverse effect on TheraDoc.

The Stock Purchase Agreement contains customary representations, warranties and covenants. Hospira’s general representations and warranties will survive for 18 months, and certain additional representations and warranties, as well as claims of fraud, survive indefinitely. Hospira’s indemnification obligation for breach of representations and warranties will be subject to (1) a $17,500 per claim deductible with such claims being subject to an aggregate deductible equal to $585,000, and (2) an aggregate cap of $11.7 million, subject to customary carveouts for breaches of certain representations and warranties.

Hospira is subject to employee non-solicitation provisions for a three-year period post-closing. In addition, within the United States of America, Hospira is subject to non-compete provisions with respect to the provision of certain clinical surveillance software products to hospitals and medical practices for a five-year period post-closing. Further, Hospira is subject to customer non-solicitation provisions for a one-year period post-closing.

PHSI has executed employment agreements with certain current TheraDoc executive officers, effective as of the closing. Except for voluntary resignations, retirements, deaths and terminations for cause, for a one-year period post-closing, PHSI has agreed to cause TheraDoc to continue to employ certain key employees and at least 90% of the employees of TheraDoc. PHSI currently expects, but is not required, to maintain TheraDoc’s primary operations in Salt Lake City, Utah.

Either PHSI or Hospira may terminate the Stock Purchase Agreement if the closing does not occur by October 1, 2014 or such later date as may agree upon in writing, and for other customary reasons related to a material breach of representations, warranties, covenants or other agreements.

The foregoing summary of the Stock Purchase Agreement and the transaction does not purport to be a complete description and is subject to, and qualified in its entirety by, the full text of the Stock Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto.

The filing of this Current Report on Form 8-K shall not be deemed an admission by Premier that the transaction described herein is material.

Item 7.01 Regulation FD

On August 5, 2014, Premier issued a press release announcing its entry into the Stock Purchase Agreement referred to in Item 1.01 above. A copy of the press release is furnished herewith as Exhibit 99.1 hereto.

Forward-Looking Statements

Statements made in this Form 8-K under Item 1.01 and Item 7.01 (including the press release referred to under Item 7.01 and furnished herewith as Exhibit 99.1) that are not statements of historical or current facts, such as those related to projected operating efficiencies and synergies, expected return on investment, the timing and amount of expected revenue growth and earnings accretion from the acquisition, Premier’s ability to expand its customer base and market share, anticipated closing date and future operations and integration are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future financial performance, events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including Premier’s Form 10-Q for the quarter ended March 31, 2014, as well as those discussed under the “Risk Factors” and “Forward Looking Statements” section of Premier’s IPO Prospectus dated September 25, 2013 and filed with the SEC and available on Premier’s website at http://investors.premierinc.com. Forward looking statements speak only as of the date they are made. Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Stock Purchase Agreement, dated August 4, 2014, by and between Hospira, Inc. and Premier Healthcare Solutions, Inc.
99.1	Press Release of Premier, Inc., dated August 5, 2014 (furnished herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

By:	/s/ Susan D. DeVore
Name: Susan D. DeVore
Title: Chief Executive Officer and President

Date: August 5, 2014